Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-184193
Dated January 6, 2014

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Commodities » Agriculture » Agriculture ETNs » DAG » Performance

DAG ETN

PowerShares DB Agriculture Double Long ETN

Prospectus Fact Sheet

Total Notes Outstanding: $19,520,672 - As of: 12/11/2013

Overview | Performance | News | Related Materials | FAQ

Performance

Growth of $10,000 | Repurchase Value % | Repurchase Value History

Growth of $10,000 1 Year


— DAG
$10000
$9000
$8000
$7000
$6000
Jan '13
Mar '13
May '13
Jul '13
Sep '13
Nov '13

call 1-877-369-4617 or submit a request.

ADZ ETN — PowerShares DB Agriculture Short ETN

AGA ETN — PowerShares DB Agriculture Double Short ETN

AGF ETN — PowerShares DB Agriculture Long ETN

DBA ETF — PowerShares DB Agriculture Fund

Start Date: 11-December-2012	Market Price: 8.59
End Date: 3-October-2013	High/Low: 8.61/8.54
Growth $: $6945.57 (-30.5%)	Volume: 8,192.00
Value: 8.55	

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Total Returns (%)

as of Nov 2013

( ) Quarter-end (•) Month-end

	Cumulative				Average Annualized			
	1 Month	3 Months	6 Months	YTD	1 Year	3 Year	5 Year	Since Inception
DAG								
Value	-5.54	-9.78	-20.89	-33.67	-37.48	-10.81	-2.59	-18.61
Market Price Returns	-5.29	-11.67	-20.34	-33.36	-37.04	-31.97	-20.64	-16.55
Underlying Index								
Deutsche Bank Liquid Commodity Index - Optimum	-2.75	-4.87	-10.64	-17.87	-20.20	-2.95	1.59	-

Underlying Index								
Deutsche Bank Liquid Commodity Index - Optimum Yield Agriculture™	-3.32	-6.57	-8.97	-20.60	-20.60	-8.11	-0.48	-
Benchmark Indexes								
Dow Jones-UBS Commodity Index℠	0.00	0.00	0.00	-1.79	-1.79	-5.56	3.19	-7.07
S&P GSCI Total Return Index	0.00	0.00	0.00	-0.22	-0.22	-0.44	4.07	-9.77
S&P 500 Index	2.53	10.51	16.31	32.39	32.39	16.18	17.94	8.32

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prspectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in agriculture commodity futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile agriculture prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Deutsche Asset & Wealth Management

Exchange Traded Products

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Product List

- Commodities
  - All Commodities Products
  - Broad Commodities
  - Agriculture
    - All Agriculture Products
    - Agriculture ETFs
    - Agriculture ETNs
      - All Agriculture ETNs
      - ADZ
      - AGA
      - AGF
      - DAG
      - DEE
      - DYY
      - DPU
      - DDP
  - Metals
  - Energy
- Currencies
- Equities
- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
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- Currency-Hedged
- Sovereign Debt

Contact Us

To speak with a representative, call 1.877.369.4617 or submit a request

Commodities » Agriculture » Agriculture ETNs » AGA » Performance

AGA ETN

PowerShares DB Agriculture Double Short ETN

Prospectus | Fact Sheet

Total Notes Outstanding: $5,421,130 - As of: 12/11/2013

Overview | Performance | News | Related Materials | FAQ

Performance

Growth of $10,000 | Repurchase Value % | Repurchase Value History

Growth of $10,000 — 1 Year



AGA
$15000
$14000
$13000
$12000
$11000
$10000
$9000
Jan '13
Mar '13
May '13
Jul '13
Sep '13
Nov '13

To speak with a representative, call 1-877-369-4617 or submit a request.

Start Date: 11-December-2012
End Date: 11-December-2013
Growth $: $14964.55 (49.6%)
Value: 18.96

Market Price: -
High/Low: -/12.99
Volume: -

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Total Returns (%)

as of Nov 2013

Quarter-end ◉ Month-end

	Cumulative				Average Annualized			
	1 Month	3 Months	6 Months	YTD	1 Year	3 Year	5 Year	Since Inception
AGA								
Value	5.44	9.94	22.94	43.15	51.21	-8.35	-17.78	-4.92
Market Price Returns	3.94	5.30	4.54	10.01	14.25	-16.59	-10.31	-9.21
Underlying Index								
Deutsche Bank Liquid Commodity Index - Optimum	-2.75	-4.87	-10.64	-17.87	-20.20	-2.95	1.69	-

Underlying Index								
Deutsche Bank Liquid Commodity Index - Optimum Yield Agriculture™	-3.32	-6.57	-8.97	-20.60	-20.60	-8.11	-0.48	-
Benchmark Indexes								
Dow Jones-UBS Commodity Index℠	0.00	0.00	0.00	-1.79	-1.79	-5.56	3.19	-7.07
S&P GSCI Total Return Index	0.00	0.00	0.00	-0.22	-0.22	-0.44	4.07	-9.77
S&P 500 Index	2.53	10.51	16.31	32.39	32.39	16.18	17.94	8.32

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prspectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prspectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in agriculture commodity futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile agriculture prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Deutsche Asset
& Wealth Management

Privacy | Contact Us

Exchange Traded Products

Insights | Products | Product Screener | Literature | Resources | About Us | Search

Product List

- Commodities
  - All Commodities Products
  - Broad Commodities
  - Agriculture
    - All Agriculture Products
    - Agriculture ETFs
    - Agriculture ETNs
      - All Agriculture ETNs
      - ADZ
      - AGA
      - AGF
      - DAG
      - DEE
      - DYY
      - DPU
      - DDP
  - Metals
  - Energy
- Currencies
- Equities
- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

Commodities » Agriculture » Agriculture ETNs » ADZ » Performance

ADZ
ETN

PowerShares DB Agriculture Short ETN

PDF Prospectus PDF Fact Sheet

Total Notes Outstanding: $1,996,847 - As of: 12/10/2013

Overview | Performance | News | Related Materials | FAQ

Performance

Growth of $10,000 | Repurchase Value % | Repurchase Value History

Growth of $10,000 1 Year



ADZ
$12000
$11500
$11000
$10500
$10000
$9500
Jan '13
Mar '13
May '13
Jul '13
Sep '13
Nov '13

call 1-877-369-4617 or submit a request.

AGA ETN PowerShares DB Agriculture Double Short ETN

AGF ETN PowerShares DB Agriculture Long ETN

DAG ETN PowerShares DB Agriculture Double Long ETN

DBA ETF PowerShares DB Agriculture Fund

Start Date: 10-December-2012	Market Price: -
End Date: 10-December-2013	High/Low: -/20.51
Growth $: $12379.15 (23.8%)	Volume: -
Value: 25.60	

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Total Returns (%)

as of Nov 2013

Quarter-end (•) Month-end

	Cumulative				Average Annualized			
	1 Month	3 Months	6 Months	YTD	1 Year	3 Year	5 Year	Since Inception
ADZ								
Value	2.70	4.85	10.97	19.83	23.19	-2.24	-7.07	0.35
Market Price Returns	2.83	-0.53	1.35	2.97	8.80	-3.45	-2.09	-1.86
Underlying Index								
Deutsche Bank Liquid Commodity Index - Optimum Yield	-2.75	-4.87	-10.64	-17.87	-20.20	-2.96	1.59	-

Underlying Index								
Deutsche Bank Liquid Commodity Index - Optimum Yield Agriculture™	-3.32	-0.57	-8.97	-20.00	-20.00	-8.11	-0.48	-
Benchmark Indexes								
Dow Jones-UBS Commodity Index℠	0.00	0.00	0.00	-1.79	-1.79	-5.56	3.19	-7.07
S&P GSCI Total Return Index	0.00	0.00	0.00	-0.22	-0.22	-0.44	4.07	-9.77
S&P 500 Index	2.53	10.51	16.31	32.39	32.39	16.18	17.94	8.32

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prspectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prspectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in agriculture commodity futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile agriculture prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affilate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

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Commodities » Agriculture » Agriculture ETNs » AGF » Performance

AGF ETN

PowerShares DB Agriculture Long ETN

PDF Prospectus PDF Fact Sheet

Total Notes Outstanding: $3,970,930 - As of: 12/10/2013

Overview | Performance | News | Related Materials | FAQ

Performance

Growth of $10,000 | Repurchase Value % | Repurchase Value History

Growth of $10,000 1 Year


AGF
$10000
$9500
$9000
$8500
$8000
$7500
Jan '13
Mar '13
May '13
Jul '13
Sep '13
Nov '13


$8000
$7500
Jan '13
Mar '13
May '13
Jul '13
Sep '13
Nov '13

Start Date: 10-December-2012
End Date: 10-December-2013
Growth $: $7885.58 (-21.1%)
Value: 16.41

Market Price: 12.91
High/Low: -/20.74
Volume: -

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Total Returns (%)

as of Nov 2013

○ Quarter-end ◉ Month-end

	Cumulative				Average Annualized			
	1 Month	3 Months	6 Months	YTD	1 Year	3 Year	5 Year	Since Inception
AGF								
Value	-2.83	-5.07	-10.97	-18.42	-20.77	-3.62	0.91	-7.13
Market Price Returns	-12.63	-13.36	-18.73	-33.09	-35.79	-18.59	-11.61	-10.37

Contact Us

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call 1-877-369-4617 or submit a request.

ADZ ETN — PowerShares DB Agriculture Short ETN

AGA ETN — PowerShares DB Agriculture Double Short ETN

DAG ETN — PowerShares DB Agriculture Double Long ETN

DBA ETF — PowerShares DB Agriculture Fund

	Cumulative				Average Annualized			
	1 Month	3 Months	6 Months	YTD	1 Year	3 Year	5 Year	Since Inception
AGF								
Value	-2.83	-5.07	-10.97	-18.42	-20.77	-3.62	0.91	-7.13
Market Price Returns	-12.63	-13.36	-18.73	-33.09	-35.79	-18.59	-11.61	-10.37
Underlying Index								
Deutsche Bank Liquid Commodity Index - Optimum Yield Agriculture™	-2.75	-4.87	-10.64	-17.87	-20.20	-2.95	1.59	-
Benchmark Indexes								
Dow Jones-UBS Commodity Index℠	0.00	0.00	0.00	-1.79	-4.35	-2.31	2.25	-7.17
S&P GSCI Total Return Index	0.00	0.00	0.00	-0.22	-0.87	2.59	1.14	-9.91
S&P 500 Index	3.05	11.16	11.91	29.12	30.30	17.73	17.60	7.97

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prspectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in agriculture commodity futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile agriculture prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Product List

Contact Us

To speak with a representative, call 1 877 369 4617 or submit a request

DAG
ETN

PowerShares DB Agriculture Double Long ETN

PDF Prospectus PDF Fact Sheet

Total Notes Outstanding: $19,502,750 - As of: 12/10/2013

Overview | Performance | News | Related Materials | FAQ

Deutsche Bank announced on February 14, 2011 the suspension of any further issuance of the PowerShares DB Agriculture Double Long Exchange Traded Note. The PowerShares DB Agriculture Double Long Exchange Traded Note will continue to be listed and traded on NYSE Arca. Separately, Deutsche Bank announced that, effective after the close of trading on February 16, 2012, there would be a change in the underlying index to the PowerShares DB Agriculture ETNs. Please see the press release filed by Deutsche Bank with the SEC on February 9, 2012 for additional information.

-

The PowerShares DB Agriculture Double Long ETN (Symbol: DAG) is part of the "PowerShares DB Agriculture ETNs" collection. PowerShares DB Agriculture ETNs provide investors a way to take a long, short or leveraged view on the performance of the agriculture sector. All of the PowerShares DB Agriculture Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index - Optimum Yield Agriculture™, which is intended to track the long or short performance of the underlying futures contracts relating to corn, wheat, soybeans and sugar. Investors can buy and sell the PowerShares DB Agriculture ETNs at market price on the NYSE Arca exchange or receive a cash payment at the scheduled maturity or early repurchase based on the month-over-month performance of the index less investor fees. Investors may redeem the PowerShares DB Agriculture ETNs in blocks of no less than 200,000 securities and integral multiples of 50,000 securities

Regulatory Documents

PROSPECTUS

FACT SHEET

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

Related Funds

ADZ ETN — PowerShares DB Agriculture Short ETN

AGA ETN — PowerShares DB Agriculture Double Short ETN

AGF ETN — PowerShares DB Agriculture Long ETN

DBA ETF — PowerShares DB Agriculture Fund

maturity or early repurchase based on the month-over-month performance of the index less investor fees. Investors may redeem the PowerShares DB Agriculture ETNs in blocks of no less than 200,000 securities and integral multiples of 50,000 securities thereafter, subject to the procedures described in the pricing supplement, which may include a fee of up to $0.03 per security. Leveraged ETNs are not suitable for all investors. See risk considerations below.

Risks

- Non-Principal protected
- Leveraged losses
- Subject to an investor fee
- Limitations on repurchase
- Concentrated exposure to notional positions in agriculture commodity futures contracts
- Credit risk of the issuer
- Lack of liquidity

Benefits

- Leveraged long notes
- Relatively low cost
- Intraday access
- Listed
- Transparent

DAG Profile

Inception Date: 04/14/2008
ETN Price at Initial Listing: $25.00
Maturity Date: 4/1/2038
Listing Exchange: NYSE Arca
Yearly Investor Fee: 0.75%
Intraday Intrinsic Value Symbol: DAGIV
Ticker: DAG
CUSIP: 25154H558

DAG Financial Details

As of 03-Jan-2014 03:38 PM

Market Price: $7.28
Change: $0.15
Notes Outstanding: 2.5MM
Volume: 4,139

Pricing Snapshot

Current Pricing   52 Week

Indicative Value

Indicative Intra-day Value: $7.79

Last End of Day Value: $7.77

Last End of Day Date: 12/10/2013

Delayed Data source: www.reuters.com (Data delayed 15 minutes)

Returns Growth of $10,000 »

As of Nov 2013

DAG	1 Month	3 Months	6 Months	1 Year	3 Year	5 Year	Since Inception
Repurchase Value	-5.54	-9.78	-20.89	-37.48	-10.81	-2.59	-18.61

View Standardized Performance »

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

About the Note's Index

Last Updated 12/10/2013

About the Note's Index

Last Updated 01/02/2014

Index Ticker: .DBLCYEAG

Component	Contract Date	Weight %
Corn	12-Dec-2014	25.42
Soybeans	14-Nov-2014	25.84
Sugar #11	30-Jun-2014	24.84
Wheat	14-Jul-2014	8.06
Wheat (Kansas Wheat)	14-Jul-2014	7.96
Wheat-Mineapolis Wht	12-Sep-2014	7.89

DAG News & Press Releases

Archived News

February 09, 2012

Deutsche Bank Suspends New Issuance of Seven Exchange Traded Notes, Announces Changes to Underlying Indexes

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prspectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

DAG News & Press Releases

Archived News

February 09, 2012

Deutsche Bank Suspends New Issuance of Seven Exchange Traded Notes, Announces Changes to Underlying Indexes

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in agriculture commodity futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile agriculture prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Deutsche Asset & Wealth Management

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Commodities » Agriculture » Agriculture ETNs » AGA

AGA ETN

PowerShares DB Agriculture Double Short ETN

PDF Prospectus PDF Fact Sheet

Total Notes Outstanding: $5,426,221 - As of: 12/10/2013

Overview | Performance | News | Related Materials | FAQ

Deutsche Bank announced on February 9, 2012 the suspension of any further issuance of the PowerShares DB Agriculture Double Short Exchange Traded Note. The PowerShares DB Agriculture Double Short Exchange Traded Note will continue to be listed and traded on NYSE Arca. Separately, Deutsche Bank announced that, effective after the close of trading on February 16, 2012, there would be a change in the underlying index to the PowerShares DB Agriculture ETNs. Please see the press release filed by Deutsche Bank with the SEC on February 9, 2012 for additional information.

The PowerShares DB Agriculture Double Short ETN (Symbol: AGA), is part of the "PowerShares DB Agriculture ETNs" collection. PowerShares DB Agriculture ETNs provide investors a way to take a long, short or leveraged view on the performance of the agriculture sector. All of the PowerShares DB Agriculture Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index Optimum Yield Agriculture™, which is intended to track the long or short performance of the underlying futures contracts relating to corn, wheat, soybeans and sugar. Investors can buy and sell the PowerShares DB Agriculture ETNs at market price on the NYSE Arca exchange or receive a cash payment at the scheduled maturity or early repurchase based on the month-over-month performance of the index less investor fees. Investors may redeem the PowerShares DB Agriculture ETNs in blocks of no less than 200,000 securities and integral multiples of 50,000 securities

Regulatory Documents

PROSPECTUS

FACT SHEET

To speak with a representative,
call 1-877-369-4617 or submit a request.

Related Funds

performance of the index less investor fees. Investors may redeem the PowerShares DB Agriculture ETNs in blocks of no less than 200,000 securities and integral multiples of 50,000 securities thereafter, subject to the procedures described in the pricing supplement, which may include a fee of up to $0.03 per security. Leveraged inverse ETNs are not suitable for all investors. See risk considerations below.

Risks

- Non-principal protected
- Leveraged losses
- Subject to an investor fee
- Limitations on repurchase
- Concentrated exposure to notional positions in agriculture commodity futures contracts
- Credit risk of the issuer
- Lack of liquidity

Benefits

- Leveraged short notes
- Relatively low cost
- Intraday access
- Listed
- Transparent

AGA Profile

Inception Date: 04/14/2008
ETN Price at Initial Listing: $25.00
Maturity Date: 4/1/2038
Listing Exchange: NYSE Arca
Yearly Investor Fee: 0.75%
Intraday Intrinsic Value Symbol: AGAIV
Ticker: AGA
CUSIP: 25154H566

AGA Financial Details

As of 02-Jan-2014 01:43 PM

52 Week High: $15.99
52 Week Low: $12.11



10
0
Jul '13
Jan '14

Pricing Snapshot
Current Pricing 52 Week

Indicative Value

Indicative Value

Indicative Intra-day Value: $18.96

Last End of Day Value: $18.97

Last End of Day Date: 12/10/2013

Delayed Data source: www.reuters.com (Data delayed 15 minutes)

Returns

As of Nov/2013

Growth of $10,000 »

AGA	1 Month	3 Months	6 Months	1 Year	3 Year	5 Year	Since Inception
Repurchase Value	5.44	9.94	22.94	51.21	-8.35	-17.78	-4.92

View Standardized Performance »

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

About the Note's Index

Last Updated 12/10/2013

About the Note's Index

Last Updated 01/02/2014

Index Ticker: .DBLCYEAG

Component	Contract Date	Weight %
Corn	12-Dec-2014	25.42
Soybeans	14-Nov-2014	25.84
Sugar #11	30-Jun-2014	24.84
Wheat	14-Jul-2014	8.06
Wheat (Kansas Wheat)	14-Jul-2014	7.96
Wheat-Mineapolis Wht	12-Sep-2014	7.89

AGA News & Press Releases

Archived News

February 09, 2012

Deutsche Bank Suspends New Issuance of Seven Exchange Traded Notes, Announces Changes to Underlying Indexes

AGA News & Press Releases

Archived News

February 09, 2012

Deutsche Bank Suspends New Issuance of Seven Exchange Traded Notes, Announces Changes to Underlying Indexes

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prspectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in agriculture commodity futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile agriculture prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Product List

- Commodities
  - All Commodities Products
  - Broad Commodities
  - Agriculture
    - All Agriculture Products
    - Agriculture ETFs
    - Agriculture ETNs
      - All Agriculture ETNs
      - ADZ
      - AGA
      - AGF
      - DAG
      - DEE
      - DYY
      - DPU
      - DDP
  - Metals
  - Energy
- Currencies
- Equities
- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

Commodities » Agriculture » Agriculture ETNs » ADZ

ADZ
ETN

PowerShares DB Agriculture Short ETN

Prospectus Fact Sheet

Total Notes Outstanding: $1,996,847 - As of: 12/10/2013

Overview | Performance | News | Related Materials | FAQ

Deutsche Bank announced on February 9, 2012 the suspension of any further issuance of the PowerShares DB Agriculture Short Exchange Traded Note. The PowerShares DB Agriculture Short Exchange Traded Note will continue to be listed and traded on NYSE Arca. Separately, Deutsche Bank announced that, effective after the close of trading on February 16, 2012, there would be a change in the underlying index to the PowerShares DB Agriculture ETNs. Please see the press release filed by Deutsche Bank with the SEC on February 9, 2012 for additional information.

-

The PowerShares DB Agriculture Short ETN (Symbol: ADZ), is part of the "PowerShares DB Agriculture ETNs" collection. PowerShares DB Agriculture ETNs provide investors a way to take a long, short or leveraged view on the performance of the agriculture sector. All of the PowerShares DB Agriculture Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index Optimum Yield Agriculture™, which is intended to track the long or short performance of the underlying futures contracts relating to corn, wheat, soybeans and sugar. Investors can buy and sell the PowerShares DB Agriculture ETNs at market price on the NYSE Arca exchange or receive a cash payment at the scheduled maturity or early repurchase based on the month-over-month performance of the index less investor fees. Investors may redeem the PowerShares DB Agriculture ETNs in blocks of no less than 200,000 securities and integral multiples of 50,000 securities thereafter, subject to the procedures described in the pricing

Regulatory Documents

PROSPECTUS

FACT SHEET

To speak with a representative,
call 1-877-369-4617 or submit a request.

Related Funds

AGA ETN — PowerShares DB Agriculture Double Short ETN

AGF ETN — PowerShares DB Agriculture Long ETN

DAG ETN — PowerShares DB Agriculture Double Long ETN

DBA ETF — PowerShares DB Agriculture Fund

200,000 securities and integral multiples of 50,000 securities thereafter, subject to the procedures described in the pricing supplement, which may include a fee of up to $0.03 per security. Inverse ETNs are not suitable for all investors. See risk considerations below.

Risks

- Non-principal protected
- Subject to an investor fee
- Limitations on repurchase
- Concentrated exposure to notional positions in agriculture commodity futures contracts
- Credit risk of the issuer
- Lack of liquidity

Benefits

- Unleveraged short notes
- Relatively low cost
- Intraday access
- Listed
- Transparent

ADZ Profile

Inception Date: 04/14/2008
ETN Price at Initial Listing: $25.00
Maturity Date: 4/1/2038
Listing Exchange: NYSE Arca
Yearly Investor Fee: 0.75%
Intraday Intrinsic Value Symbol: ADZIV
Ticker: ADZ
CUSIP: 25154H541

ADZ Financial Details

As of 02-Jan-2014 01:42 PM

52 Week High: $23.90
52 Week Low: $20.30


20
0
18. Feb
13. May
16. Dec

Pricing Snapshot

Current Pricing 52 Week

Indicative Value

Indicative Value

Indicative Intra-day Value: $25.58

Last End of Day Value: $25.60

Last End of Day Date: 12/10/2013

Delayed Data source: www.reuters.com (Data delayed 15 minutes)

Returns

As of Nov 2013

Growth of $10,000 »

ADZ	1 Month	3 Months	6 Months	1 Year	3 Year	5 Year	Since Inception
Repurchase Value	2.70	4.85	10.97	23.19	-2.24	-7.07	0.35

View Standardized Performance »

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

About the Note's Index

Last Updated 12/10/2013

Issuer Details

Deutsche Bank AG, London Branch

About the Note's Index

Last Updated 01/02/2014

Index Ticker: .DBLCYEAG

Component	Contract Date	Weight %
Corn	12-Dec-2014	25.42
Soybeans	14-Nov-2014	25.84
Sugar #11	30-Jun-2014	24.84
Wheat	14-Jul-2014	8.06
Wheat (Kansas Wheat)	14-Jul-2014	7.96
Wheat-Mineapolis Wht	12-Sep-2014	7.89

Issuer Details

Deutsche Bank AG, London Branch

Long-term Unsecured Obligations

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbx.db.com/documents or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369- 4617, or you may request a copy from any dealer participating in this offering.

ADZ News & Press Releases

Archived News

February 09, 2012

Deutsche Bank Suspends New Issuance of Seven Exchange Traded Notes, Announces Changes to Underlying Indexes

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prspectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

ADZ News & Press Releases

Archived News

February 09, 2012

Deutsche Bank Suspends New Issuance of Seven Exchange Traded Notes, Announces Changes to Underlying Indexes

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prspectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in agriculture commodity futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile agriculture prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Commodities » Agriculture » Agriculture ETNs » AGF

PowerShares DB Agriculture Long ETN

AGF ETN

Prospectus Fact Sheet

Total Notes Outstanding: $4,131,594 - As of: 01/02/2014

Overview | Performance | News | Related Materials | FAQ

Deutsche Bank announced on February 9, 2012 the suspension of any further issuance of the PowerShares DB Agriculture Long Exchange Traded Note. The PowerShares DB Agriculture Long Exchange Traded Note will continue to be listed and traded on NYSE Arca. Separately, Deutsche Bank announced that, effective after the close of trading on February 16, 2012, there would be a change in the underlying index to the PowerShares DB Agriculture ETNs. Please see the press release filed by Deutsche Bank with the SEC on February 9, 2012 for additional information.

-

The PowerShares DB Agriculture Long ETN (Symbol: AGF), is part of the "PowerShares DB Agriculture ETNs" collection. PowerShares DB Agriculture ETNs provide investors a way to take a long, short or leveraged view on the performance of the agriculture sector. All of the PowerShares DB Agriculture Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index Optimum Yield Agriculture™, which is intended to track the long or short performance of the underlying futures contracts relating to corn, wheat, soybeans and sugar. Investors can buy and sell the PowerShares DB Agriculture ETNs at market price on the NYSE Arca exchange or receive a cash payment at the scheduled maturity or early repurchase based on the month-over-month performance of the index less investor fees. Investors may redeem the PowerShares DB Agriculture ETNs in blocks of no less than 200,000 securities and integral multiples of 50,000 securities thereafter, subject to the procedures described in the pricing supplement, which may include a fee of up to $0.03 per security. See risk considerations below.

Regulatory Documents

PROSPECTUS

FACT SHEET

Product List

Commodities
- All Commodities Products
- Broad Commodities
- Agriculture
  - All Agriculture Products
  - Agriculture ETFs
  - Agriculture ETNs
    - All Agriculture ETNs
    - ADZ
    - AGA
    - AGF
    - DAG
    - DEE
    - DYY
    - DPU
    - DDP
- Metals
- Energy

Currencies
Equities
Fixed Income
US/Domestic
International
Target Date
Hybrid Assets
Commission-Free
Currency-Hedged
Sovereign Debt

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

To speak with a representative,
call 1-877-369-4617 or submit a request.

Related Funds

ADZ ETN — PowerShares DB Agriculture Short ETN

AGA ETN — PowerShares DB Agriculture Double Short ETN

DAG ETN — PowerShares DB Agriculture Double Long ETN

DBA ETF — PowerShares DB Agriculture Fund

the PowerShares DB Agriculture ETNs in blocks of no less than 200,000 securities and integral multiples of 50,000 securities thereafter, subject to the procedures described in the pricing supplement, which may include a fee of up to $0.03 per security. See risk considerations below.

Risks

- Non-Principal protected
- Subject to an investor fee
- Limitations on repurchase
- Concentrated exposure to notional positions in agriculture commodity futures contracts
- Credit risk of the issuer
- Lack of liquidity

Benefits

- Unleveraged long notes
- Relatively low cost
- Intraday access
- Listed
- Transparent

AGF Profile

- Inception Date: 04/14/2008
- ETN Price at Initial Listing: $25.00
- Maturity Date: 4/1/2038
- Listing Exchange: NYSE Arca
- Yearly Investor Fee: 0.75%
- Intraday Intrinsic Value Symbol: AGFIV
- Ticker: AGF
- CUSIP: 25154H533

AGF Financial Details

As of 31-Dec-2013 03:55 PM

Market Price: $12.64	Change: -$0.12 (-0.73%)
Notes Outstanding: 0.2MM	Volume: Not Available

Pricing Snapshot

Current Pricing 52 Week

Indicative Value

Indicative Value

Indicative Intra-day Value: $16.42

Last End of Day Value: $16.41

Last End of Day Date: 12/10/2013

Delayed Data source: www.reuters.com (Data delayed 15 minutes)

Returns | Growth of $10,000 »

As of Nov [illegible]

AGF	1 Month	3 Months	6 Months	1 Year	3 Year	5 Year	Since Inception
Repurchase Value	-2.83	-5.07	-10.97	-20.77	-3.62	0.91	-7.13

View Standardized Performance »

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

About the Note's Index

Last Updated 12/10/2013

About the Note's Index

Last Updated 01/02/2014

Index Ticker: .DBLCYEAG

Component	Contract Date	Weight %
Corn	12-Dec-2014	25.42
Soybeans	14-Nov-2014	25.84
Sugar #11	30-Jun-2014	24.84
Wheat	14-Jul-2014	8.06
Wheat (Kansas Wheat)	14-Jul-2014	7.96
Wheat-Mineapolis Wht	12-Sep-2014	7.89

AGF News & Press Releases

Archived News

February 09, 2012

Deutsche Bank Suspends New Issuance of Seven Exchange Traded Notes, Announces Changes to Underlying Indexes

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prspectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

AGF News & Press Releases

Archived News

February 09, 2012

Deutsche Bank Suspends New Issuance of Seven Exchange Traded Notes, Announces Changes to Underlying Indexes

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in agriculture commodity futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile agriculture prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Delayed Data source: www.reuters.com (Data delayed 15 minutes)

Growth of $10,000

Returns »


ADZ
10k
5k
0k
Jan '13
Apr '13
Jul '13
Oct '13

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

View Standardized Performance »

About the Note's Index

Last Updated 12/19/2013

Issuer Details

All Agriculture ETNs
ADZ
AGA
AGF
DAG
DEE
DYY
DPU
DDP
Metals
Energy
Currencies
Equities
Fixed Income
US/Domestic
International
Target Date
Hybrid Assets
Commission-Free
Currency-Hedged
Sovereign Debt

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

AGA ETN

PowerShares DB Agriculture Double Short ETN

AGF ETN

PowerShares DB Agriculture Long ETN

DAG ETN

PowerShares DB Agriculture Double Long ETN

DBA ETF

PowerShares DB Agriculture Fund

Performance

Growth of $10,000 | Repurchase Value % | Repurchase Value History

Repurchase Value % — 1 Year



Index
ADZ
20
10
0
-10
-20
-30
Jan '13
Mar '13
May '13
Jul '13
Sep '13
Nov '13

Start Date: 19-December-2012	Value : 26.09
End Date : 19-December-2013	Market Price : -
Repurchase Value % : 23.53%	High/Low : -/20.71
Index Level % : -20.49%	Volume : -

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

All Agriculture ETNs
ADZ
AGA
AGF
DAG
DEE
DYY
DPU
DDP
Metals
Energy
Currencies
Equities
Fixed Income
US/Domestic
International
Target Date
Hybrid Assets
Commission-Free
Currency-Hedged
Sovereign Debt

Contact Us

To speak with a representative, call 1-877-369-4617 or submit a request.

AGA ETN — PowerShares DB Agriculture Double Short ETN

AGF ETN — PowerShares DB Agriculture Long ETN

DAG ETN — PowerShares DB Agriculture Double Long ETN

DBA ETF — PowerShares DB Agriculture Fund

Performance

Growth of $10,000 | Repurchase Value % | Repurchase Value History

Repurchase Value History — 1 Year



ADZ
26
25
24
23
22
21
20
Jan '13
Mar '13
May '13
Jul '13
Sep '13
Nov '13

Start Date: 19-December-2012
End Date: 19-December-2013
Value: 26.09

Value: 26.09
Market Price: -
High/Low: -/20.71
Volume: -

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Delayed Data source: www.reuters.com (Data delayed 15 minutes)

Growth of $10,000

Returns »


AGA
15k
10k
5k
0k
Jan '13
Apr '13
Jul '13
Oct '13

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

View Standardized Performance »

About the Note's Index

Last Updated 12/19/2013

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

Performance

Growth of $10,000 | Repurchase Value % | Repurchase Value History

Repurchase Value % — 1 Year


Index
AGA
40
20
0
-20
-40
Jan '13
Mar '13
May '13
Jul '13
Sep '13
Nov '13

Start Date: 19-December-2012
End Date: 19-December-2013
Repurchase Value % : 52.24%
Index Level % : -20.49%

Value : 19.70
Market Price : -
High/Low : -/12.80
Volume : -

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

Performance

Growth of $10,000 | Repurchase Value % | Repurchase Value History

Repurchase Value History   1 Year


AGA
20
18
16
14
12
Jan '13
Mar '13
May '13
Jul '13
Sep '13
Nov '13

Start Date: 19-December-2012
End Date: 19-December-2013
Value: 19.70

Value: 19.70
Market Price: -
High/Low: -/12.80
Volume: -

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Delayed Data source: www.reuters.com (Data delayed 15 minutes)

Growth of $10,000 Returns »


AGF
10k
5k
0k
Jan '13
Apr '13
Jul '13
Oct '13

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

View Standardized Performance »

About the Note's Index

Last Updated 12/19/2013

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

ADZ ETN — PowerShares DB Agriculture Short ETN

AGA ETN — PowerShares DB Agriculture Double Short ETN

DAG ETN — PowerShares DB Agriculture Double Long ETN

DBA ETF — PowerShares DB Agriculture Fund

Performance

Growth of $10,000 | Repurchase Value % | Repurchase Value History

Repurchase Value % — 1 Year



Index
AGF
0
-5
-10
-15
-20
-25
Jan '13
Mar '13
May '13
Jul '13
Sep '13
Nov '13

Start Date: 19-December-2012	Value: 16.08
End Date: 19-December-2013	Market Price: 13.50
Repurchase Value % : -21.06%	High/Low: 13.62/20.32
Index Level % : -20.49%	Volume: 975.00

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

Performance

Growth of $10,000 | Repurchase Value % | Repurchase Value History

Repurchase Value History — 1 Year


AGF
20
19
18
17
16
15
Jan '13
Mar '13
May '13
Jul '13
Sep '13
Nov '13

Start Date: 19-December-2012
End Date: 19-December-2013
Value: 16.08

Value: 16.08
Market Price: 13.50
High/Low: 13.62/20.32
Volume: 975.00

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

ADZ ETN — PowerShares DB Agriculture Short ETN

AGA ETN — PowerShares DB Agriculture Double Short ETN

DAG ETN — PowerShares DB Agriculture Double Long ETN

DBA ETF — PowerShares DB Agriculture Fund

Delayed Data source: www.reuters.com (Data delayed 15 minutes)

Growth of $10,000 Returns »



DAG
10k
5k
0k
Jan '13
Apr '13
Jul '13
Oct '13

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

View Standardized Performance »

About the Note's Index

Last Updated 12/19/2013

Index Ticker: .DBLCYEAG

All Agriculture ETNs
ADZ
AGA
AGF
DAG
DEE
DYY
DPU
DDP

- Metals
- Energy

- Currencies
- Equities
- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

ADZ ETN PowerShares DB Agriculture Short ETN

AGA ETN PowerShares DB Agriculture Double Short ETN

AGF ETN PowerShares DB Agriculture Long ETN

DBA ETF PowerShares DB Agriculture Fund

Performance

Growth of $10,000 | Repurchase Value % | Repurchase Value History

Repurchase Value % 1 Year


Index
DAG
0
-10
-20
-30
-40
-50
Jan '13
Mar '13
May '13
Jul '13
Sep '13
Nov '13

Start Date: 19-December-2012
End Date: 19-December-2013
Repurchase Value %: -37.99%
Index Level %: -20.49%

Value: 7.46
Market Price: 7.41
High/Low: 7.47/11.98
Volume: 41,073.00

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

All Agriculture ETNs
- ADZ
- AGA
- AGF
- DAG
- DEE
- DYY
- DPU
- DDP

- Metals
- Energy
- Currencies
- Equities
- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

ADZ ETN — PowerShares DB Agriculture Short ETN

AGA ETN — PowerShares DB Agriculture Double Short ETN

AGF ETN — PowerShares DB Agriculture Long ETN

DBA ETF — PowerShares DB Agriculture Fund

Performance

Growth of $10,000 | Repurchase Value % | Repurchase Value History

Repurchase Value History 1 Year



DAG
12
11
10
9
8
7
Jan '13
Mar '13
May '13
Jul '13
Sep '13
Nov '13

Start Date: 19-December-2012
End Date: 19-December-2013
Value: 7.46

Value: 7.46
Market Price: 7.41
High/Low: 7.47/11.98
Volume: 41,073.00

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.